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                                                                   EXHIBIT 13(a)




                         INDEPENDENT AUDITORS' CONSENT





     We consent to the use in this Post-Effective Amendment No. 47 to Registration Statement No. 2-25483 and Post-Effective Amendment No. 27 to Registration Statement No. 811-1402 both filed on Form N-3 of Continental Assurance Company Separate Account (B) (a separate account of Continental Assurance Company a wholly-owned subsidiary of Continental Casualty Company, which is a wholly-owned subsidiary of CNA Financial Corporation, an affiliate of Loews Corporation), of our reports dated February 12, 1999 accompanying the financial statements of Continental Assurance Company Separate Account (B) for the year ended December 31, 1998, and the financial highlights of Continental Assurance Company Separate Account (B) for the ten years ended December 31, 1998, and our report dated February 10, 1999, accompanying the consolidated financial statements of Continental Assurance Company for the year ended December 31, 1998 appearing in or incorporated by reference in the Prospectus and the Statement of Additional Information, which are parts of the Registration Statements. We also consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statements.


Deloitte & Touche LLP
Chicago, Illinois
April 30, 1999